/X/      PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE PROPOSALS LISTED BELOW. RECEIPT OF THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                                                          FOR  AGAINST  ABSTAIN
1.  To approve the merger agreement among Invitrogen
    Corporation, Invo Merger Corporation and NOVEX.       / /     / /     / /

2.  To amend Invitrogen's 1997 Stock Option Plan to
    increase the number of shares reserved for issuance   / /     / /     / /
    under the plan by 1,000,000 shares for a total of 5,485,479 shares of common stock.


               Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

               Please sign exactly as your name(s) appear(s) hereon. If the stock is registered in the names of two or more persons, each should sign. Please give full title and capacity in which signing if not signing as an individual.



SIGNATURE:                  DATE:          SIGNATURE:                DATE:
          -----------------      ---------           ---------------      -----





                                      PROXY

                             INVITROGEN CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 16, 1999

The undersigned hereby appoints LYLE C. TURNER, JAMES R. GLYNN and WARNER R. BROADDUS, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Invitrogen Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at Invitrogen's offices at 1600 Faraday Avenue, Carlsbad, California on August 16, 1999 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, such proxies being directed to vote on the proposals as specified on the reverse side.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
/SEE REVERSE SIDE/                                           /SEE REVERSE SIDE/

                          INVITROGEN ESOP PARTICIPANT
                    WRITTEN DIRECTIVE TO THE ESOP TRUSTEES

                                     BALLOT

Proposals:

1. To approve the Merger Agreement among Invitrogen Corporation, Invo Merger Company and NOVEX.

                              / / FOR         / / AGAINST       / / ABSTAIN

2. To amend Invitrogen's 1997 Stock Option Plan to increase the number of shares reserved for issuance under the Plan by 1,000,000 shares for a total of 5,485,479 shares of common stock.

                              / / FOR         / / AGAINST       / / ABSTAIN

                                            ESOP Participant:


                                            -----------------------------------
                                            (Signature)


                                            -----------------------------------
                                            (Print Name)

                                            Number of Shares Allocated to ESOP
                                            account of the above ESOP
                                            Participant as of the record date,
                                            July 12, 1999: __________


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All shares for which no ballot has been received by the ESOP Trustees by
5:00 p.m. local time on August 13, 1999, shall be voted FOR each proposal by the ESOP Trustees.
Return by hand or first class mail to:

                                  Cheri Manis
                             Invitrogen Corporation
                              1600 Faraday Avenue
                               Carlsbad, CA 92008
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